UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 21, 2011 (June 21, 2011)

HARRIS & HARRIS GROUP, INC.

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-11576 (Commission File Number)	13-3119827 (IRS Employer Identification No.)

1450 Broadway
New York, New York 10018

(Address of principal executive offices and zip code)

(212) 582-0900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On June 21, 2011, Harris & Harris Group, Inc. (the “Company”) entered into Amendment No. 1 to its Revolving Loan Agreement (the “Amended Loan Agreement”) with TD Bank, N.A. (“Lender”) in connection with a $10 million three-year revolving credit facility in conjunction with the Company’s investments in venture debt.  The purpose of the amendment is to revise a representation and warranty and a covenant regarding Regulation U.

The description above is only a summary of the material provisions of the Amended Loan Agreement and is qualified in its entirety by reference to copies of the  Amended Loan Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K and by this reference incorporated herein.

Exhibit No.	Description

10.1	Amendment No 1 to the Revolving Loan Agreement, dated as of June 21, 2011, by and between Harris & Harris Group, Inc. and TD Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2011	HARRIS & HARRIS GROUP, INC.

	By:	Daniel B. Wolfe
Daniel B. Wolfe
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 1 to the Revolving Loan Agreement, dated as of June 21, 2011 by and between Harris & Harris Group, Inc. and TD Bank, N.A.